As filed with the Securities and Exchange Commission on January 13, 2026
Registration No. 333-292668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Mount Logan Capital Inc.
(Exact name of Registrant as specified in its charter)

Delaware	6282	33-2698952
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
650 Madison Avenue, 3rd Floor
New York, New York 10022
(212) 891-2880
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nikita Klassen
Chief Financial Officer and Corporate Secretary
Mount Logan Capital Inc.
650 Madison Avenue, 3rd Floor
New York, NY 10022
212-891-2880
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:

Kenneth E. Young, Esq.
Stephen R. Pratt, Esq.
Anna Tomczyk, Esq.
Dechert LLP
3 Bryant Park
1095 Avenue of the Americas
New York, NY 10036
212-698-3500
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment to the Registration Statement on Form S-1 (File No. 333-292668) is filed solely to amend Item 13 of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 13, and the signature page. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the expenses payable by Mount Logan expected to be incurred in connection with the issuance and distribution of the Notes being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission and The Nasdaq Stock Market LLC.

Filing Fee – Securities and Exchange Commission	$10,358
Listing Fee – The Nasdaq Global Market	5,000
Fees and Expenses of Counsel	530,000
Fees and Expenses of Accountants	200,000
Miscellaneous Expenses	$54,642
Total	$800,000

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2026.

MOUNT LOGAN CAPITAL INC.

By:	/s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward Goldthorpe	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2026
Edward Goldthorpe

/s/ Nikita Klassen	Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	January 13, 2026
Nikita Klassen

*	Director	January 13, 2026
David Allen

*	Director	January 13, 2026
Sabrina Liak

*	Director	January 13, 2026
Buckley T. Ratchford

*	Director	January 13, 2026
R. Rudolph Reinfrank

*	Director	January 13, 2026
Parker A. Weil

*	Director	January 13, 2026
Matthew Westwood

*By:	/s/Nikita Klassen
Nikita Klassen
Attorney-in-Fact